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                                                                EXHIBIT 10(k)

                              EMPLOYMENT AGREEMENT
                              --------------------

          THIS EMPLOYMENT AGREEMENT ("Agreement"), entered into November 18, 1994, by and between EARL SCHEIB, INC., a Delaware corporation (hereinafter designated as "Employer"), and DONALD R. SCHEIB (sometimes hereinafter designated as "Employee").

                             W I T N E S S E T H:

          WHEREAS, Employer is a corporation organized and existing under and by virtue of the laws of the State of Delaware with its principal place of business at 8737 Wilshire Boulevard, Beverly Hills, California;

          WHEREAS, Employee has been employed by Employer for over thirty-five
(35) years, most recently as President and Chief Executive Officer; and

          WHEREAS, Employer and Employee have mutually determined that it is in the best interests of Employer and Employee to terminate Employee serving as President and Chief Executive Officer and Employer has determined to continue to employ Employee, upon the terms and conditions hereinafter set forth.

          NOW THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

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          1.   TERM OF AGREEMENT
               -----------------

               1.1  Term and Position.  Employer hereby employs Employee
                    -----------------
commencing November 18, 1994 for 25-1/2 months to and until December 31, 1996 as its Chairman of the Board ("COB"). As COB, Employee shall chair all meetings of stockholders and all meetings of the board of directors of Employer as he shall attend. Employee, shall assist the new President and Chief Executive Officer of Employer as, when, and if so requested, including devoting such time, attention and energies to the business and affairs of the Employer as he is requested by the board of directors or the president to promote the interests and welfare of the Employer and its subsidiaries (jointly referred to hereinafter as the "Company").

               1.2  Adherence to Rules. Employee hereby acknowledges that he has
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received copies of and is familiar with Employer's Statement of Policy and
Principles of Business Conduct. Employee at all times during the performance of this Agreement shall strictly adhere to and obey all the rules and regulations now in affect or as subsequently modified governing the conduct of employees of the Employer.

               1.3  Other Employment.  Nothing contained herein shall be deemed
                    ----------------
to require Employee to perform the services required hereunder at Employer's premises nor to require Employer to furnish an office to Employee. Furthermore, nothing contained herein shall be deemed to

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restrict Employee's ability to accept employment or provide services elsewhere so long as (i) such activities do not, in any way, prevent or limit Employee's ability to perform pursuant to this Agreement, and (ii) Employee does not either directly or indirectly or in any manner whatsoever provide or offer to provide services or engage in or become interested in any business, person, firm, corporation or other entity or venture engaged in a business that provides products or services that compete with the business of the Company.

          2.   COMPENSATION
               ------------

               2.1  Basic Compensation.  Employer shall compensate Employee for
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(i) the services to be rendered by Employee hereunder during his employment, and
(ii) as "severance" for all past employment, at the rate of $22,916 for the balance of November and the month of December, 1994, and at an annual rate of $210,000 for the next twenty-four (24) months thereafter, payable in accordance with the regular executive salary payment schedule from time to time adopted by Employer. There shall be deducted from all compensation paid to Employee such sums, including but without limitation, social security, income tax withholding, unemployment insurance, as Employer is by law obligated to do.

               2.2  Additional Compensation.  Employee shall be entitled during
                    -----------------------
his employment hereunder to remain eligible to participate in any retirement, insurance or other health and welfare benefit plans which presently are available to

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executive employees of Employer. Employee shall be entitled to use of Employer's automobile currently being used by Employee. Employee shall be reimbursed for his reasonable and actual out-of-pocket expenses incurred by him in performance of his duties and responsibilities hereunder, provided Employee shall first furnish proper vouchers and expense accounts for approval setting forth the information required by the United States Treasury Department for deductible business expenses.

          3.   DEATH OR PERMANENT DISABILITY
               -----------------------------

               3.1  Termination.  If, on account of any illness, incapacity or
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disability of a physical or mental nature, or Employee shall materially fail or be materially unable to perform his obligations under this Agreement for a continuous period of ninety (90) days or an aggregate period of one hundred twenty (120) days during any consecutive twelve (12) month period, or in the
                                                                   --
event Employee should die during the term hereof, then and in that event, the Company may, at its option, any time thereafter terminate this Agreement. In such event, this Agreement shall terminate and come to an end upon the lesser of: (i) six (6) months from the date of either such event or (ii) date set forth in this Agreement for the term hereof. In the event of a termination pursuant to this Section 3.1, Employee shall be entitled to the benefit pursuant to Section
3.3 hereof.

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               3.2  Insurance.  During the term of this Agreement, Employer
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hereby agrees to maintain and pay its portion of the premium on any group life or group disability insurance coverage or group medical or individual life insurance coverage then available to all executives. In the event Employee is terminated pursuant to Section 3.1 hereof, the payment of benefits under the terms of any life or disability policy shall reduce or satisfy, to the extent of any such payment and upon payment to the Employee or his personal representatives, under any such policy, further compensation requirements hereunder.

               3.3  Supplemental Executive Income Agreement.  Pursuant to
                    ---------------------------------------
Section 3.2 of the SEIA (as hereafter defined) Employer hereby agrees to pay Employee the sum of $6,333.33 each month beginning January 1, 1997 and continuing the first of each month for a total period of 180 months, in consideration of Employee foregoing all of his right, title and interest in and to Employer's Supplemental Executive Income Agreement, dated as of May 1, 1987 by and between Employer and Employee ("SEIA").

          4.   TERMINATION
               -----------

               4.1  Termination For Cause.  Employer may only terminate
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Employee's employment for "cause" upon the occurrence of any of the following events:

               (a) The criminal conviction of Employee, whether or not appeal be taken, of any felony crime

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          involving personal dishonesty, moral turpitude, or willfully violent misconduct;


               (b) The criminal conviction of the Employee, whether or not appeal be taken, involving embezzlement or wrongful diversion of Employer's funds or assets;

               (c) The criminal conviction of the Employee, whether or not appeal be taken, for any violation of the federal securities laws relating to "insider trading"; or

               (d)  A violation of Section 1.3 of this Agreement.

               Upon such termination, Employer shall have no further obligation to the Employee except to pay to the Employee all of the compensation earned and accrued under Sections 2, 3.1 and 3.2 of this Agreement to the date of such termination.

               4.2  Termination Without Cause.  Except as otherwise provided in
                    -------------------------
Section 3 of this Agreement, should Employer terminate Employee without cause (Section 4.1 of this Agreement setting forth the sole grounds for cause), Employee shall, as a severance payment, continue to receive all of the compensation and benefits provided for under Section 2 of this Agreement for the remaining term of this Agreement.

               4.3  No Mitigation.  Without limiting any other provision hereof,
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any income and other benefits received by

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Employee from any and all sources other than the Employer before or after the termination of this Agreement shall in no way reduce or otherwise affect the Employer's obligation to make payments and afford benefits hereunder.

          5.   RESIGNATIONS.
               ------------

               Upon the Effective Date of this Agreement, Employee hereby resigns as President and Chief Executive Officer of the Company. Employer shall recommend to its Shareholders at its annual meeting(s) during the term of this Agreement, the election of Employee to serve as a Director of Employer. Employee shall not be entitled to additional compensation for his position as a Director of Employer except for stock options which may be granted, from time to time, to Employee pursuant to any plan generally available to other Directors.

          6.   SUCCESSORS, ASSIGNS, BENEFIT
               ----------------------------

               6.1 The provisions of this Agreement shall inure to the benefit of and be binding upon the Employer, its successors and assigns, including, without limitation, any corporation which may acquire all or substantially all of Employer's assets and business or with or into which the Employer may be consolidated, merged or reorganized. Upon any such acquisition, merger, consolidation or reorganization, the term "employer" as used herein shall be deemed to refer to such successor corporation.

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               6.2  The parties hereto agree that Employee's services are personal and that this Agreement is executed with respect thereof. This Agreement shall not be assignable by Employee but shall be binding upon and inure to the benefit of the heirs, administrators, and executors of Employee. Neither the Employee nor his wife nor his heirs have any right to sell, transfer or assign the right to receive payments hereunder and any such attempted assignment or transfer shall, at the option of Employee, terminate this Agreement.

          7.   NOTICES
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               All notices, requests, demands and other communications provided for by this Agreement shall be in writing delivered personally by hand, by telecopies, telex, or if by mail in a registered or certified prepaid envelope return receipt requested. Such notice shall be deemed to have been given on the date of delivery if delivered personally or on the fifth day following the postmarked date if mailed. Notices hereunder shall be addressed as follows:

          To the Employer     EARL SCHEIB, INC.
                              8737 Wilshire Blvd.
                              Beverly Hills, California  90210
                              Attn:  President

          To the Employee:    DONALD R. SCHEIB
                              11869 Barranca
                              Camarillo, California  93012


The parties hereto may designate a different place at which notice shall be given provided, however, that any such notice of change of address shall be effective only upon receipt.

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          8.   ENTIRE UNDERSTANDING
               --------------------

               This Agreement, sets forth the entire understanding of the parties hereto with respect to the employment of Employee hereof and no other representations, warranties or agreements whatsoever have been made to Employee not herein contained. This Agreement shall not be modified, amended or terminated except by another instrument in writing executed by the parties hereto. This Agreement supersedes all other prior agreements, understanding, negotiations and discussions of the parties whether written or oral.

          9.   SEVERABILITY
               ------------

               In case one or more of the provisions contained in this Agreement (or any portion of any such provision) shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement (or any portion of any such provision), but this Agreement shall be construed as if such invalid, illegal or unenforceable provision (or portion thereof) had never contained herein. The failure by the Employer, at any time to require performance by Employee of any of the provisions hereof, shall not be deemed a waiver of any kind nor in any way affects its rights thereafter to enforce the same.

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          10.  COSTS AND INDEMNITY
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               10.1 In the event any arbitration, litigation or court proceeding is commenced as a result of a dispute hereunder, the arbitrator (or judge) shall be entitled to apportion all costs and expenses of such arbitrator litigation or proceeding (including attorneys' fees and expenses) between the parties based on the arbitrator's (or judge's) determination of the merits of their respective positions.

               10.2 Subject to Section 10.1 above, Employee agrees to indemnify Employer and hold Employer harmless from any and all damages, costs and expenses (including reasonable attorney's fees and costs) that Employer may incur as a result of Employee's breach of any term or condition of this Agreement.

          11.  GOVERNING LAW
               -------------

               This Agreement and all rights, obligations and liabilities arising hereunder shall be construed and enforced in accordance with the laws of the State of California.

          12.  ARBITRATION
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               Any controversy or claim arising out of or relating to this
Agreement or any breach of this Agreement shall be settled by arbitration held in Los Angeles, California in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration

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panel shall consist of three (3) arbitrators to be selected pursuant to such
Commercial Arbitration Rules.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                                  "EMPLOYEE "



                                  _________________________________
                                  DONALD R. SCHEIB


                                  "EMPLOYER"

                                  EARL SCHEIB, INC.,
                                  a Delaware corporation


                                  By:______________________________
                                     John K. Minnihan
                                     Chief Financial Officer

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